SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 11, 2005

                                CorVu Corporation
             (Exact name of Registrant as Specified in its Charter)

                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


         0-29299                                        41-1457090
(Commission File Number)                              (IRS Employer
                                                    Identification No.)

                              3400 West 66th Street
                             Edina, Minnesota 55435
              (Address of Principal Executive Offices and Zip Code)

                                 (952) 944-7777
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

      On February 11, 2005, CorVu Corporation (the "Company") and ComVest Investment Partners II LLC ("ComVest") signed a Securities Purchase Agreement (the "Purchase Agreement") and consummated the transactions contemplated thereby. Pursuant to the terms and conditions set forth in the Purchase Agreement, ComVest (i) purchased 22,000,000 shares of the Company's common stock for a purchase price of $3,300,000,(ii) purchased 17,000 shares of a Series C Convertible Preferred Stock ("Series C Preferrred Stock") plus five-year warrants to purchase up to 3,400,000 shares of the Company's common stock at an exercise price of $0.50 per share for an aggregate purchase price of $1,700,000, and (iii) provided to CorVu a senior secured loan in the principal amount of $1,500,000. In addition, the Company granted to ComVest warrants to purchase an additional 2,000,000 shares at $0.50; however, these warrants will become exercisable only if less than two ComVest designees are members of the Company's board of directors and ComVest owns more than 5,000,000 shares of the Company's common stock. Both warrants will not become exercisable prior to August 11, 2005.

      Each share of Series C Preferred Stock has a par value of $100 and will convert into 200 shares of the Company's common stock, subject to customary antidilution provisions. The Series C Preferred Stock will accrue cumulative quarterly dividends of $1.50 per share during the first year after issuance, $2.25 per share during the second year after issuance, and $3.00 per share during the third year after issuance. If the Company fails to pay such dividend within thirty days after the end of a quarter, ComVest has the right to request the conversion of the outstanding dividend amount into shares of the Company's common stock at the volume-weighted average closing price of the Common Stock of the Company conversion notice. The Company will have the right to redeem Series C Preferred Stock at any time upon 10 business days prior written notice upon payment of $100 per share plus accumulated but unpaid dividends; holders of Series C Preferred Stock may elect to convert the stock at any time. The Company is obligated to use 100% of the proceeds from any equity or debt financing to redeem the Series C Preferred Stock. Upon liquidation of the Company, each share of Series C Preferred Stock entitles its holder to receive an amount of $150, prior and in preference to holders of common stock and any other preferred stock, and to participate, on an as-converted basis and together with holders of the Company's Series B Convertible Preferred Stock ("Series B Preferred Stock"), in any liquidation distributions to holders of common stock.

      The loan is secured by substantially all of the assets of the Company and its wholly-owned subsidiary, CorVu North America, and ranks senior to any existing or future indebtedness of the Company. The interest rate for the loan is 6% during the first year of the loan, 9% during the second year and 12% for the third year. The loan becomes immediately due and payable upon the earlier of
(i) 36 months from the date of issuance, (ii) a merger or combination of the Company or a sale of all or substantially all of the assets of the Company, or
(iii) the acquisition of more than 50% of the voting power or interest in the Company by a single entity or person. The Company is obligated to use 50% of any proceeds it may receive in the future upon the sale of certain equity or debt securities to retire the loan, provided, that all shares of Series C Preferred Stock have been redeemed previously. Without ComVest's approval, the Company may not maintain a cash balance of less than $750,000.

      All warrants are subject to anti-dilution protection.

      The Company paid a cash fee of $240,000 to ComVest at the closing.

      As a condition to closing, the Company and its Chief Executive Officer, Justin M. MacIntosh, entered into an amendment to Mr. MacIntosh's employment agreement. The agreement, which became effective February 11, 2005, defers any annual compensation payable to Mr. MacIntosh by the Company and/or the Company's subsidiaries for services provided by Mr. MacIntosh to the Company and its subsidiaries in excess of an aggregate amount of $250,000 until such time as the Company achieves, on a consolidated basis, two (2) consecutive quarters of revenues in excess of $4,000,000 and positive EBITDA

      Upon the closing of the financing transaction with ComVest, Delia MacIntosh, the spouse of the Company's Chief Executive Officer, converted the outstanding principal amounts of $405,600 of loans she had made to the Company and/or its subsidiaries into 2,704,000 shares of the Company's common stock. Mrs. MacIntosh also exercised her right to convert 240,000 shares of Series B Preferred Stock into 800,000 shares of the Company's common stock.


Item 1.02 Termination of Material Definitive Agreement.

      Out of the proceeds received at the closing of the transactions with ComVest, the Company paid off its credit line with Commerce Bank N.A. in the principal amount of $300,000 plus interest.


Section 2 Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant.

      The information provided in Item 1.01 regarding the senior secured loan in the principal amount of $1,500,000 is incorporated by reference herein.


Section 3 Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

      The information provided in Item 1.01 regarding the stock issuances to ComVest and to Mrs. MacIntosh is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

      Prior to the closing of the transactions with ComVest, the Company amended its articles of incorporation by filing the statement of designation of rights, preferences and limitations of the Series C Preferred Stock. The Company's board of directors had approved such statement of designation and had designated 17,000 shares out of the Company's authorized undesignated stock as shares of Series C Preferred Stock. The information provided in Item 1.01 regarding the Series C Preferred Stock is incorporated by reference herein.

      As required by the Company's articles of incorporation, the majority of the holders of the outstanding shares of the Company's Series B Preferred Stock consented to the creation of the Series C Preferred Stock with liquidation preference, dividend and redemption rights on parity with, or senior to, the Series B Preferred Stock.

Section 5 Corporate Governance and Management

Item 5.01   Changes in Control of Registrant.

      Including the shares of common stock and the shares of Series C Preferred Stock (on an as converted basis) that ComVest acquired in the transactions on February 11, 2005, ComVest now has the beneficial ownership of 48% of the Company's stock. The information provided in Item 1.01 is incorporated by reference herein. ComVest used working capital to acquire the Company's securities.

      Contingent upon the closing of the transaction, the Company's board of directors increased the number of directors to seven and elected two individuals designated by ComVest to fill these newly created seats. ComVest will also appoint an observer to the Company's board of directors. One of the warrants granted to ComVest will become exercisable only if ComVest has less than two designees on the Company's board of directors at a time when ComVest owns more than 5,000,000 shares of the Company's stock (on an as-converted basis). The information provided in Item 1.01 is incorporated by reference herein.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On February 11, 2004, the Company's board of directors increased the number of directors to seven and elected Robert L. Priddy and Robert L. Doretti to the board. Messrs. Priddy and Doretti had been designated by ComVest; the information provided in Item 5.01 is incorporated by reference herein.


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      The information provided in Item 3.03 is incorporated by reference herein.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

         (a) Financial statements: None.

         (b) Pro forma financial information: None.

         (c) Exhibits:
             99.1     Press release dated February 16, 2005.
             99.2     Press release dated February 16, 2005.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CORVU CORPORATION


                                  By       /s/ David C. Carlson
                                    --------------------------------------------
Date:  February 16, 2005            David C. Carlson
                                    Chief Financial Officer